JUDr.  Emil Hernych, Notary, Celetna 30, Praha 1, tel. 2422 8785


                                                                    NZ   541/93
                                                                     N   553/93

                                    ORIGINAL

                                 NOTARIAL RECORD

recorded on 2.12.1993, in words on the second December of the year one thousand nine hundred ninety three, in front of me, JUDr. Emil Hernych, notary of Prague 1, Celetna 38, in my office.

         JUDr. Petr Svingr,  born on 19.2.1943,  of Prague 8, Slancova  1257/12, not known in person to the notary, according to his own resolution legally capable, whose identity was verified from his identity card No. 679929 HD, as the representative of BEHEER - EN BELEGGINGSMAATSCHAPPIJ BRUWABEL B.V., established in Croeselaan 18, 3521 CB Utrecht, Holland, according to the power of attorney from 16.11.1993, which is the part of this notarial record, came today to me as a party.

             This authorized party asked the notary to certify this

                              r e s o l u t i o n,

by which the Deed of Foundation of POWER International s.r.o. from 8.5.1991, written by the State Notary Office of Prague 8, No. 8Nl28/91 and 8NZ115/91 in the reading of changes and amendments carried by notarial record from 18.5.1993 in front of the notary JUDr. Alena Klocova, No. NZ64/93 and N65/93, is being changed.

                                       I.

         The name of the company POWER International is not being changed.

                                       II.

The domicile of the company is being changed. The new domicile of the company is Prague 1, Maiselova 15.

         This notarial record was written, read by the party, fully approved, and signed by his own hand. Also the notary signed this record by his own hand and sealed by the round official stamp.




JUDr. Petr Svingr (signature)                   JUDr.  Emil Hernych (signature)
                                                Notary

                                    Page two

                  I confirm, that the originals of this notarial record, which are determined for POWER s.r.o., are word for word and fully identical with the primary original of the notarial records No. NZ 541/93, N 553/93 from 2.12.1993, filed in the collection of documents of the notary JUDr. Emil Hernych, of Prague 1, Celetna 38.



         Prague, 2.12.1993




                                        JUDr. Emil Hernych
                                        Notary
                                        (seal, signature)